Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

January 24, 2020

Board of Trustees

AIM Growth Series (Invesco Growth Series)

11 Greenway Plaza, Suite 1000

Houston, Texas 77046-1173

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to AIM Growth Series (Invesco Growth Series) (“AGS”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of AGS identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding open-end registered investment company, or series thereof, also identified on Exhibit A hereto (each an “Acquired Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each, a “Reorganization” and collectively, the “Reorganizations”). The purpose of the Registration Statement is to register shares to be issued by each Acquiring Fund in connection with the Reorganizations.

We have reviewed the Fourth Amended and Restated Agreement and Declaration of Trust (“Trust Agreement”) and Second Amended and Restated By-Laws (“By-Laws”) of AGS, in each case as amended to the date hereof, resolutions adopted by AGS in connection with the Reorganizations, the form of Agreement, which has been approved by AGS’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended, excluding securities or “blue sky” laws of the State of Delaware.

We have assumed the following for purposes of this opinion:

1.

The shares of each Acquiring Fund will be issued in accordance with AGS’s Trust Agreement and By-Laws, each as amended to date, the Agreement, and resolutions of AGS’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.

2.	The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and that such payment will have been at least equal to the net asset value of such shares.

On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Acquired Fund shareholders as provided in the Registration Statement and the

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Agreement are duly authorized, and when issued and paid for upon the terms provided in the Registration Statement and Agreement will be validly issued, fully paid, and non-assessable by AGS.

Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of AGS shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of assets belonging to the Acquiring Fund (or allocable to the applicable Class, as defined in the Trust Agreement) for all loss and expense of any shareholder held personally liable for the obligations of the Acquiring Fund or such Class. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which the Acquiring Fund or the applicable Class of the Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP
STRADLEY RONON STEVENS & YOUNG, LLP

EXHIBIT A

Acquiring Fund (and share classes)	Corresponding Acquired Fund (and share classes)
AIM Growth Series (Invesco Growth Series)

Invesco Oppenheimer International Diversified Fund	Invesco International Allocation Fund, a series of AIM Growth Series (Invesco Growth Series)
Class A	Class A
Class C	Class C
Class R	Class R
Class R5	Class R5
Class R6	Class R6
Class Y	Class Y

Invesco Oppenheimer Main Street® Mid Cap Fund	Invesco Mid Cap Core Equity Fund, a series of AIM Growth Series (Invesco Growth Series)
Class A	Class A
Class C	Class C
Class R	Class R
Class R5	Class R5
Class R6	Class R6
Class Y	Class Y

Invesco Oppenheimer Portfolio Series: Moderate Investor Fund	Invesco Moderate Allocation Fund, a series of AIM Growth Series (Invesco Growth Series)
Class A	Class A
Class C	Class C
Class R	Class R
Class R5	Class R5
Class R6	Class R6
Class S	Class S
Class Y	Class Y

Invesco Quality Income Fund	Invesco Oppenheimer Limited-Term Government Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)
Class A	Class A
Class C	Class C
Class R	Class R
Class R5	Class R5
Class R6	Class R6
Class Y	Class Y

Invesco Small Cap Growth Fund	Invesco Small Cap Discovery Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)
Class A	Class A
Class C	Class C
Class R5	Class R5
Class R6	Class R6
Class Y	Class Y